Exhibit 10.6

THIS SECURED CONVERTIBLE PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

QT IMAGING HOLDINGS, INC. F/K/A GIGCAPITAL5, INC.

SECURED CONVERTIBLE NOTE

Issuance Date: March , 2024	Original Principal Amount: U.S. $1,500,000

FOR VALUE RECEIVED, QT Imaging Holdings, Inc. f/k/a GigCapital5, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Funicular Funds, LP or its registered assigns (“Holder”) under this secured convertible note (this “Note”) the amount set forth above as the Original Principal Amount (as reduced or increased pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Company is a party to the Business Combination Agreement dated as of December 8, 2022 (the “Business Combination Agreement”), by and among the Company, its wholly owned subsidiary, QTI Merger Sub, Inc. (“Merger Sub”) and QT Imaging, Inc. (“QT Imaging”), as subsequently amended, pursuant to which, and subject to the approval of the stockholders of the Company, Merger Sub will merge with and into QT Imaging, with QT Imaging surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”).

1. CERTAIN DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

“Attribution Parties” has the meaning set forth in Section 4(f).

“Beneficial Ownership Limitation” has the meaning set forth in Section 4(f).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or San Francisco.

“Buy-In” has the meaning set forth in Section 4(c)(v).

“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of the Company Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Business Combination shall not be deemed to be a Change of Control for any purposes hereunder.

“Collateral” has the meaning set forth in the Security Agreement.

“Company Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Date” has the meaning set forth in Section 4(e)(iii).

“Conversion Price” means $2.00 per share, which may be reduced (and only reduced) at the option of the Company in its sole discretion.

“Credit Parties” means the Company and the Guarantors.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

“Deposit Account Control Agreement” means a deposit account control agreement in form and substance reasonably satisfactory to Holder among Holder, the applicable deposit bank, and the applicable Credit Party with respect to the applicable Deposit Account, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes, withholding taxes and other trust fund type taxes, and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) any zero balance accounts, (c) escrow, trustee or fiduciary accounts for the benefit of third parties, (d) cash collateral accounts holding cash upon which a Permitted Encumbrance exists and (e) deposit accounts with deposits in an aggregate amount not in excess of $100,000 individually or in the aggregate for any consecutive two (2) Business Days.

“Financial Statements” means the consolidated and consolidating income statement and balance sheet and statement of cash flows of each Credit Party and its Subsidiaries, internally prepared for each Fiscal Quarter and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fiscal Quarter” means any of the quarterly accounting periods of Company.

“Fiscal Year” means the twelve (12) month period of Company ending December 31 of each year. Subsequent changes of the fiscal year of Company shall not change the term “Fiscal Year” unless Holder shall consent in writing to such change.

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Company to be subject to or have the Company Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of the Company Common Stock, (y) 50% of the outstanding shares of the Company Common Stock calculated as if any shares of the Company Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of the Company Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of the Company Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of the Company Common Stock, (y) at least 50% of the outstanding shares of the Company Common Stock calculated as if any shares of the Company Common Stock held by all the Persons making or party to, or affiliated with any Person making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of the Company Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of the Company Common Stock, or (v) reorganize, recapitalize or reclassify the Company Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Person individually or the Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of the Company Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Company Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Company Common Stock not held by all such Persons as of the date of this Note calculated as if any shares of the Company Common Stock held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of the Company Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of the Company Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding the foregoing, the Business Combination shall not be deemed to be a Fundamental Transaction for any purposes hereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means each Person that executes a Guaranty or a support agreement, put or other similar agreement in favor of Holder in connection with the transactions contemplated by this Note.

“Guaranty” means any agreement entered into by a Guarantor to perform all or any portion of the Obligations on behalf of any other Credit Party, in favor of, and in form and substance satisfactory to, Holder, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Indebtedness” means, without duplication, with respect to any entity, the principal or face amount of (i) all obligations of such entity for borrowed money, (ii) all obligations of such entity evidenced by debentures, notes or other similar instruments, (iii) all obligations of such entity in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such entity to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and not more than forty-five (45) days past due, and (v) all obligations of such entity as lessee which are capitalized in accordance with GAAP; provided, however, that “Indebtedness” shall exclude the effect of the adoption of Accounting Standards Update No. 2016-02 by the Financial Accounting Standards Board in February 2016 (“ASU 2016-02”) such that capital lease obligations and “Indebtedness” shall specifically exclude liabilities that were considered operating lease liabilities under GAAP prior to the adoption of ASU 2016-02, (vi) any contingent obligation and (vii) all net payment obligations of such entity in respect of any interest rate swap, repurchase agreement with a term of one year or longer or similar agreements; (viii) all Guaranteed Indebtedness; (ix) all Indebtedness referred to in clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (x) the Obligations.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Loan Documents” means this Note, the Purchase Agreement, any Guaranty, the Security Agreement, each Deposit Account Control Agreement, and any other document executed by a Credit Party in favor of the Holder in connection therewith relating to the Collateral and/or the repayment of the Obligations.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of Company and its Subsidiaries taken as a whole, (b) Company’s ability to pay or perform the Obligations under the Loan Documents to which Company is a party in accordance with the terms thereof, (c) the Collateral or Holder’s Liens on the Collateral or the priority of any such Lien, or (d) Holder’s rights and remedies under this Note and the other Loan Documents.

“Minimum Actionable Amount” means $250,000.

“Notice of Conversion” has the meaning set forth in Section 4(c)(ii).

“Obligations” means and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note or any other Loan Document, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company or any Guarantor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies, either not yet delinquent or to the extent that nonpayment thereof is permitted by the terms of this Note; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) Liens in favor of Holder securing the Obligations; (d) purchase money Liens (including capital leases) (i) on Equipment acquired or held by Company and its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment and related software when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software; (e) Liens of carriers, warehousemen, landlords, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; (g) Liens, deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business; (h) Liens that are not prior to Lender’s Lien against the Collateral that constitute customary rights of offset and that do not impair Lender’s Lien; (i) Liens in the form of cash deposited with owners/lessors of premises that the Company or its Subsidiaries lease in the ordinary course of business; (j) leases or subleases of real property granted in the ordinary course of the Company’s or its Subsidiaries’ business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of the Company’s or its Subsidiaries’ business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Holder a security interest therein; (k) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (l) Liens in favor of financial institutions arising in connection with Company’s or its Subsidiaries’ deposit and/or securities accounts held at such institutions, (m) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (n) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; (p) Liens arising under the Working Capital Loan Facility; and (r) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (p), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Indebtedness” has the meaning set forth in Section 8(a).

“Permitted Investments” means the following Investments: (a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date; (b) Investments by consisting of Cash Equivalents; (c) Investments made in accordance with an investment plan duly approved by the Company’s board of directors, a copy of which has been delivered to Holder; (d) Accounts receivable in the ordinary course of business and Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower; (e) Investments consisting of deposit accounts; (f) Investments accepted in connection with dispositions permitted by Section 8(e); (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers, and members relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board; (h) Investments (i) by Credit Parties in Subsidiaries not to exceed $200,000 in the aggregate in any twelve (12) month period; (ii) by Credit Parties in other Credit Parties, and (iii) by Subsidiaries in other Subsidiaries or in Credit Parties; (i) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Company’s and its Subsidiaries’ industry and which do not require the Company to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement; (j) Investments pursuant to or arising under currency arrangements, interest rate agreements or similar hedging arrangements entered into in the ordinary course of business; (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and (l) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

“Purchase Agreement” means the Note Purchase Agreement dated as of February 29, 2024, pursuant to which this Note was issued.

“QT Imaging Common Stock” means common stock of QT Imaging. Inc.

“Real Property” means each real property location owned, leased or occupied by Company.

“Requirement of Law” or “Requirements of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Security Agreement” means that certain Security Agreement by and among Holder and Company dated as of the date hereof, as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time-to-time.

“Shares” means shares of the Company Common Stock.

“Share Delivery Date” has the meaning set forth in Section 4(c)(iii).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise; and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Holder’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Working Capital Loan Facility” means a revolving line of credit or a term loan facility provided by a financial institution or a private fund pursuant to which such lender makes advances to the Company based on the value of the Company’s accounts or its assets, provided that (i) such facility shall not exceed $10,000,000.00 in the aggregate, (ii) the lender or administrative agent under such facility has executed an intercreditor agreement in form and substance reasonably satisfactory to the Holder and (iii) for the avoidance of doubt, any promissory note issued to Yorkville or its affiliates shall not be a “Working Capital Loan Facility.”

2. PAYMENTS. Unless this Note has been converted earlier pursuant to the terms of Section 4 hereof or this Note shall be accelerated during the continuance of an Event of Default as set forth herein, this Note shall be due and payable upon demand of the Holder on April ___, 2025 (the “Maturity Date”), when the Company shall pay the Holder all then outstanding principal, together with any then unpaid other amounts payable hereunder.

3. [Reserved].

4. CONVERSION OF NOTE.

(a) Optional Conversion. At any time on or prior to the Maturity Date (such date, the “Conversion Date”), Holder may elect the conversion of all or part of this Note in full into validly issued, fully paid and non-assessable shares of the Company Common Stock, subject to and upon the terms and conditions set forth in this Section 4.

(b) Fractional Shares. The Company shall not issue any fraction of a share of the Company Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of the Company Common Stock, the Company shall round such fraction of a share of the Company Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent, if applicable) that may be payable with respect to the issuance and delivery of the Company Common Stock upon conversion of any Principal.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion. Upon conversion hereunder, the Holder shall receive the number of shares of the Company Common Stock equal to the result of (A) the outstanding principal amount of this Note to be converted, divided by (B) the Conversion Price (such shares of the Company Common Stock, the “Conversion Shares”).

(ii) Notice of Conversion. Before the Holder of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion (or an electronic version thereof) in substantially the form attached hereto as Exhibit A (a “Notice of Conversion”) at the office of the Company, if applicable, and state in writing therein the principal amount of the Note to be converted, the numbers Conversion Shares and the name or names (with addresses) in which the Holder wishes the Shares to be delivered upon settlement of the conversion to be registered, and (2) if required, pay all transfer or similar taxes, if any.

(iii) Delivery of Conversion Shares Upon Conversion. The Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in subsection (ii) above (the “Conversion Date”). Not later than five (5) Business Days following the applicable conversion of the Note (the “Share Delivery Date”), the Company shall electronically deliver, or cause to be delivered via Deposit/withdrawal at custodian transfer, to the Holder the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iv) Obligation Absolute; Partial Liquidated Damages. Subject to the limitation set forth in Section 4(g) of this Note, the Company’s obligation to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Upon the closing of the Business Combination, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 110% the outstanding principal amount of this Note, which is subject to such injunction (if any), which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a conversion. Nothing herein shall limit Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(iii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Shares so purchased exceeds (y) the product of (1) the aggregate number of Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(iii). For example, if the Holder purchases Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

(vi) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Dividends; Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Shares on Shares or any Share equivalents (which, for avoidance of doubt, shall not include any Shares issued by the Company upon conversion of, or payment of interest on, the Note), (ii) subdivides outstanding Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of when Holder is entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Any adjustment pursuant to this Section 4(d) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 4(d) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(e) Remedies Not Exclusive. Nothing herein shall limit Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(f) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note to the extent that after giving effect to the conversion, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its affiliates and Attribution Parties shall include all Shares beneficially owned by the Attribution Parties pursuant to the terms of this Note and the number of Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company that the conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(f), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Shares outstanding immediately after giving effect to the issuance Shares issuable upon conversion of this Note held by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note.

(g) Limitation on Conversion. Notwithstanding anything to the contrary in this Section 4, no conversion of this Note shall take place if it would result in a violation of the Company’s obligations under the Standby Equity Purchase Agreement with YA II PN, Ltd. (“Yorkville”), dated November 15, 2023, and any promissory note issued to Yorkville or its affiliates in connection therewith.

5. SECURITY INTEREST. The Obligations under this Note are secured by a security interest granted to the Holder in the Collateral as more fully described in the Security Agreement. At the request of Holder, the Company shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Holder to perfect, maintain and protect its security interest and the priority thereof. Upon either (i) the Company’s indefeasible repayment in cash in accordance with this Note of the outstanding principal balance of this Note, all interest accrued and unpaid thereon and all other amounts owing in connection with this Note or secured by any or all of the Collateral, or (ii) the conversion of this Note, Holder will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant under the Loan Documents.

6. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Failure to Convert. The Company shall fail to convert this Note pursuant to the terms of Section 4 or shall fail for any reason to deliver the Conversion Shares to the Holder prior to the Share Delivery Date, and such failure shall not have been remedied within two (2) Trading Days after the election of Holder to convert this Note pursuant to the terms of Section 4 or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor a conversion of this Note in accordance with the terms hereof.

(ii) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

(iii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

(iv) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder, or (ii) other payment required under the terms of this Note on the due date hereunder and such payment shall not have been made within five (5) Business Days after the Company’s receipt of written notice to the Company of such failure to pay.

(v) Breach of Covenants. The Company or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Note or any other Loan Document.

(vi) Cross-Default. An event of default shall occur under any Contractual Obligation of the Company or any other Credit Party (other than any Loan Document), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

(vii) Representations and Warranties. Any representation or warranty in this Note or any other Loan Document, or in any written statement pursuant hereto, or in any report, financial statement or certificate made or delivered to Holder by Company or any Credit Party or shall be untrue or incorrect as of the date when made or deemed made in light of the circumstances under which they were made, regardless of whether such breach involves a representation or warranty with respect to a Person that has not signed this Note.

(viii) Judgments. A final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Company or any Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days after the date of such judgment.

(ix) Change of Control. A Change of Control shall have occurred.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within three (3) Business Days deliver written notice thereof via electronic mail (an “Event of Default Notice”) to the Holder.

(c) Rights of Holder Upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 6(a)(ii) or 6(a)(iii)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 6(a)(ii) or 6(a)(iii), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right, power or remedy granted to it by this Note or any other Loan Document or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Furthermore, upon the occurrence of any Event of Default, and without notice to Company, the Obligations shall automatically bear interest at the rate of 10% per annum.

7. VOTING RIGHTS. The Holder shall have no voting rights or other rights as a stockholder of the Company as the holder of this Note. In the absence of conversion of this Note into the Company Common Stock, no provisions of this Note, and no enumeration of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8. COVENANTS.

(a) Limitation on Additional Indebtedness. Without Holder’s prior written consent, neither the Company nor any of its Subsidiaries will create, incur, assume or permit to exist any Indebtedness unless such Indebtedness either (1) (i) is outstanding on the date hereof, and (ii) is set forth on Schedule 8(a), (2) ranks pari passu or is junior in right of payment to the Note, (3) is subject to either a subordination agreement or intercreditor agreement in form and substance acceptable to Holder, (4) has a maturity date at least 91 days after the Maturity Date, (5) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (6) Indebtedness secured by Liens permitted under clause (d) of the definition of “Permitted Encumbrances” hereunder; (7) Indebtedness under the Working Capital Loan Facility; and (8) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (1) through (7) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be (clauses (1) through (8), collectively, “Permitted Indebtedness”).

(b) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Company Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder, not less than such aggregate number of shares of the Company Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note. The Company covenants that all shares of the Company Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(c) [Reserved.]

(d) Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for (i) Permitted Encumbrances and (ii) Liens securing Indebtedness permitted under Section 8(a) above.

(e) Dispositions. The Company will not, and will not permit any Subsidiary to, sell, transfer, issue, convey, assign, exclusively license, or otherwise dispose of any of its assets or properties or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit (i) the sale of inventory or disposition of inventory or raw materials to contract manufacturers or other OEMs, sales agent, dealers or distributors in the ordinary course of its business, (ii) dispositions of worn-out, obsolete, surplus or unnecessary equipment in the ordinary course of its business, (iii) dispositions consisting of Permitted Encumbrances and Permitted Investments; (iv) the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of the Company; and (v) consisting of Company’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Note or the other Loan Documents).

(f) Certain Changes. Other than changing the name of the Company from GigCapital5, Inc. to QT Imaging Holdings, Inc. on the date hereof and relocation of the main offices as disclosed to Holder on the date hereof, the Company will not, and will not permit any Credit Party to change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire any Real Property after the date hereof without such Person, in each instance, giving thirty (30) days prior written notice thereof to Holder and taking all actions deemed necessary or appropriate by Holder to continuously protect and perfect Holder’s Liens upon the Collateral.

(g) Business Objectives. The Company will not, and will not permit any Subsidiary to make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in, related or incidental thereto, or amend its charter or by-laws or other organizational documents.

(h) Other Reports and Information. Company shall advise Holder promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; and (b) the occurrence of any Event of Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Company shall, upon request of Holder, furnish to Holder such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Company or the Collateral as Holder may request, all in reasonable detail.

(i) Post-Closing. Within ten (10) Business Days of the date hereof (or such later date as the Holder shall agree to), the Company will cause its legal counsel to deliver an opinion to Holder, in form and substance reasonably satisfactory to Holder.

(j) Restricted Payments. Neither the Company nor any of its Subsidiaries, directly or indirectly, will prepay, repurchase or declare or pay any cash dividend or cash distribution on any of its capital stock without the prior written consent of the Holder, other than pursuant to any binding obligation listed on Schedule 8(j).

(k) Investments. Neither the Company nor any of its Subsidiaries, directly or indirectly, will, except as provided in the Company’s officially filed S-X statement, merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or, loan or advance to, any Person or form any Subsidiary without Holder’s consent, other than Permitted Investments. If Company or any Credit Party, acquires or forms a Subsidiary, such Credit Party will cause such Subsidiary to execute a Guaranty and any other documentation in form and substance necessary to have such Subsidiary join the Loan Documents and pledge its assets thereunder.

(l) Quarterly Financial Statements. Within forty-five (45) days following the end of each Fiscal Quarter (other than the fourth Fiscal Quarter ending December 31), Company will deliver to Holder the Financial Statements for such Fiscal Quarter and accompanied by a certification by the chief executive officer or chief financial officer of Company that such Financial Statements are complete and correct, that there was no Event of Default (or specifying those Events of Default of which he or she was aware); provided that the Company may satisfy this obligation by delivering a publicly filed form 10-Q covering such period, in accordance with applicable Requirements of Law.

(m) Yearly Financial Statements. Within ninety (90) days following the close of each Fiscal Year, the Company will deliver Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Holder, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) report from such Company’s accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that an Event of Default has occurred or specifying those Events of Default of which they are aware, and (ii) any management letter that may be issued; provided that the Company may this obligation by delivering a publicly filed form 10-K covering such period, in accordance with applicable Requirements of Law.

(n) Deposit Accounts.

(i) Within thirty (30) days after the date hereof, the Company will and will cause each other Credit Party to, cause each of its Deposit Accounts that are not Excluded Accounts to be subject to a Deposit Account Control Agreement.

(ii) With respect to any Deposit Account created or acquired after the date hereof, within thirty (30) days after the acquisition or creation of a Deposit Account that is not an Excluded Account, by Company or any other Credit Party, the Company or such other Credit Party will cause such Deposit Account to be subject to a Deposit Account Control Agreement.

(o) Restricted Debt Payments. Neither the Company nor any of its Subsidiaries will make any payment on account of the purchase, redemption, defeasance or other retirement of Company’s or any Subsidiary’s Permitted Indebtedness or make any other payment or distribution in respect of any Permitted Indebtedness, either directly or indirectly; other than (x) regularly scheduled interest payments and regularly scheduled amortization, in each case when due without acceleration or modification of such interest payment or such amortization payment as in effect on the date hereof, under Permitted Indebtedness, (y) payments under the Senior Indebtedness, and (z) in the case Permitted Indebtedness permitted under Section 8(a)(3), payments permitted in accordance with the terms of the subordination agreement made in favor of Holder as described in Section 8(a)(3).

9. AMENDING THE TERMS OF THIS NOTE. Any amendment, modification or waiver of this Note shall be signed by the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

10. TRANSFER. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the Holder as the owner and registered holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

11. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

12. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. CANCELLATION. After all amounts due hereunder have been converted or paid in full and the Compensation Shares have been issued if the closing of the Business Combination has occurred, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

14. NOTICES. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

15. GOVERNING LAW. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

16. JURISDICTION AND VENUE. Holder and the Company irrevocably consent to the exclusive jurisdiction of, and venue in, the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County, Commercial Division, in connection with any matter based upon or arising out of this Note or the matters contemplated herein or therein, and agree that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons.

17. WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. The Parties hereby agree and each party hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

18. SEVERABILITY. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. TRUST WAIVER. Notwithstanding anything herein to the contrary, the Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Company’s initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided however that upon the consummation of the initial business combination, the Company shall repay the principal balance of this Note out of the proceeds released to the Company from the Trust Account.

20. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Holder under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

21. ASSIGNMENT BY THE COMPANY. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

22. ENTIRE AGREEMENT. This Note and the other Loan Documents constitutes and contains the entire agreement among the Company and Holder and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

23. EXPENSES. Company agrees to pay or reimburse Holder for all costs and expenses (including the fees and expenses of Holder’s legal counsel and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, and performance of the Loan Documents and the preservation of any rights thereunder; provided that Company’s liability for the initial cost of preparing and negotiating such Loan Documents through the date hereof shall be capped at $25,000; and (b) following the occurrence and during the continuance of an Event of Default, (i) the enforcement of the Loan Documents, (ii) collection, including deficiency collections; (iii) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the loan made hereunder or the rights thereunder; (iv) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Holder, Company or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (v) any effort (1) to monitor the loan made hereunder, (2) to evaluate, observe or assess Company or any other Credit Party or the affairs of such Person, and (3) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral; provided, in each case, that, the Company will pay any amount of fees and expenses incurred in connection with the above in-kind on the then outstanding amount of the Obligations by increasing the principal amount of the Obligations by the amount of such costs and expenses. Company shall reimburse Holder promptly after demand for any costs and expenses (including attorneys fees) incurred by Holder after the date of this Note in connection with any amendment to any Loan Document, restructuring and/or liquidation of the Obligations and/or the Collateral by capitalizing such expenses as set forth in the preceding sentence.

24. PAYMENT. Unless converted into Shares pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

25. USURY. If any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

26. WAIVERS. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

27. TRANSFER AND REPLACEMENT OF THIS NOTE. The Company will keep, at its principal executive office, books for the recordation of Holder and recordation of transfer of this Note. Prior to presentation of this Note for transfer, the Company shall treat the Person in whose name this Note is recorded as the owner and holder of this Note for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor this Note in the principal requested by such holder, dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note and recorded in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of this Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note

28. COUNTERPARTS. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of manually executed signature pages will be deemed binding originals.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

QT IMAGING HOLDINGS, INC. f/k/a GIGCAPITAL5, INC.

By:
Name: Dr. John Klock, MD
Title: Chief Executive Officer

[Signature Page to Cable Car Convertible Note]

HOLDER: FUNICULAR FUNDS, LP a Delaware limited partnership

By:
Name: ***
Title: ***